Exhibit 99.1

FOR RELEASE: May 6, 2016
PennTex Midstream Partners, LP Reports First Quarter 2016 Results
HOUSTON, TX, May 6, 2016 /GLOBE NEWSWIRE/ - PennTex Midstream Partners, LP (NASDAQ: PTXP) (the “Partnership”) today reported first quarter 2016 financial and operational results.
Highlights for the First Quarter 2016 Include:

•	Average processing volumes of 276 MDth/d

•	Adjusted EBITDA(1) of $15.1 million

•	Distributable cash flow(1) of $13.3 million
•Announced a distribution of $0.2750 per unit, or $1.10 per unit on an annualized basis

(1)Please see “Supplemental Non-GAAP Financial Measures” for a description and reconciliation of Adjusted EBITDA and distributable cash flow.
Commenting on the results, Thomas F. Karam, Chairman and Chief Executive Officer, said, “Our first quarter 2016 results reflect the continued execution of our near term strategy. As promised, we further reduced our leverage while also increasing our distribution coverage. In addition, we exercised cost discipline, controlling our costs while maintaining an excellent safety record. We firmly believe that the strength of our balance sheet coupled with the strength of our contracts position us well for the future.”
First Quarter 2016 Results
Operating revenues for the three months ended March 31, 2016 were $17.6 million and total operating expenses were $12.3 million, resulting in operating income of $5.3 million. In addition, the Partnership generated $4.1 million of deferred revenue primarily related to undelivered minimum volume commitments. The Partnership reported net income of $3.5 million, or $0.12 per common unit. For the three months ended March 31, 2016, the Partnership generated Adjusted EBITDA of $15.1 million and distributable cash flow of $13.3 million.
Operational Update
The Partnership processed an average of 276 MDth/d during the first quarter. Minimum volume commitments under the Partnership’s gathering and processing agreements with its primary customer were 345 MDth/d for the quarter, and will increase to 460 MDth/d effective July 1, 2016. The Partnership also began providing gathering and processing services to Linn Operating, LLC in February 2016.
Financial Position and Liquidity
As of March 31, 2016, the Partnership had $1.9 million in cash on hand. As of March 31, 2016, the Partnership’s total indebtedness was $160.9 million, including letters of credit outstanding, and the Partnership had an additional $104.3 million available under its revolving credit facility.
First Quarter 2016 Distribution
On April 21, 2016, the Partnership announced a quarterly distribution of $0.2750 per unit, or $1.10 per unit on an annualized basis, for the first quarter 2016. The distribution will be paid on May 13, 2016 to unitholders of record as of May 2, 2016.

Conference Call
The Partnership will host a conference call today, May 6, 2016, at 9:00 a.m. Eastern time (8:00 a.m. Central time) to discuss first quarter 2016 financial and operating results and operating results. Interested parties are invited to participate on the call by dialing (877) 710-5977, or (720) 634-9959 for international calls, (Conference ID: 74515258) or via the Partnership’s website at www.penntex.com. A replay of the conference call will be available following the call and can be accessed from www.penntex.com.
An updated presentation is available for download on the Partnership’s website at www.penntex.com.
About PennTex Midstream Partners, LP
PennTex Midstream Partners, LP is a growth-oriented master limited partnership focused on owning, operating, acquiring and developing midstream energy infrastructure assets in North America.  PTXP provides natural gas gathering and processing and residue gas and natural gas liquids transportation services to producers in the Terryville Complex in northern Louisiana. For more information, visit www.penntex.com.
For further information, please direct all inquiries to:
Investor Relations:

Andrejka Bernatova
Vice President, Finance and Investor Relations
Email:  abernatova@penntex.com
Telephone:  (832) 456-4025

Media:

Chris Staffel
Vice President, Administration
Email: cstaffel@penntex.com
Telephone: (832) 456-4005

Cautionary Note
Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements and speak only as of the date on which such statement is made. These statements contain words such as “expect, “will” and “anticipate” and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Partnership. These include, but are not limited to, risks related to volatility of commodity prices; the success of producers in the area in which we operate, market demand for natural gas and natural gas liquids; competition in the midstream industry; general economic conditions; and the effects of government regulations and policies. Although we believe that the assumptions reflected in or suggested by the forward-looking statements are reasonable, should any of the underlying assumptions prove incorrect, or should one or more of these risks or uncertainties occur, the Partnership’s actual results and plans could differ materially from those implied or expressed by any forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the U.S. Securities and Exchange Commission on February 26, 2016. Except as otherwise required by applicable law, the Partnership undertakes no obligation to publicly update or revise any such forward-looking statements to reflect events or circumstances that occur, or of which the Partnership becomes aware, after the date hereof.

PENNTEX MIDSTREAM PARTNERS, LP
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per unit amounts)

	Three Months Ended March 30,
	2016	2015(1)

Revenues	$17,649	$229

Operating expenses:
Cost of revenues	2,192	—
General and administrative expense	3,935	2,256
Operating and maintenance expense	2,619	651
Depreciation and amortization expense	3,346	317
Taxes other than income taxes	227	68
Total operating expenses	12,319	3,292
Operating income (loss)	5,330	(3,063)
Interest expense, net	1,813	—
Net income (loss)	$3,517	$(3,063)

Earnings (loss) per common unit:
Basic	$0.12	$—
Diluted	$0.12	$—
Weighted average common and common equivalent units outstanding:
Basic	20,000	—
Diluted	20,000	—
(1) The historical financial data for the three months ended March 31, 2015 is derived from the unaudited financial statements of the Partnership’s accounting predecessor, PennTex North Louisiana, LLC. In connection with the closing of the Partnership’s initial public offering on June 9, 2015, PennTex North Louisiana, LLC became a wholly-owned subsidiary of the Partnership.

PENNTEX MIDSTREAM PARTNERS, LP
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(Unaudited)

Adjusted EBITDA and distributable cash flow are supplemental non-GAAP financial measures that are used by the Partnership’s management and external users of our consolidated financial statements, such as securities analysts, investors and lenders. Adjusted EBITDA is defined as net income (loss), plus interest expense, income taxes, depreciation and amortization, changes in deferred revenues, equity-based compensation expense, non-cash general and administrative expense, non-cash loss (income) related to derivative instruments and gain (loss) and impairments on long-term assets. Distributable cash flow is defined as Adjusted EBITDA, less cash interest expense related to operating activities, net of interest income, income taxes paid and maintenance capital expenditures, and distribution equivalents paid in cash. Adjusted EBITDA and distributable cash flow are not measures of net income as determined by GAAP.

Three Months Ended March 30, 2016

(in thousands)
Reconciliation of Net Income (loss) to Adjusted EBITDA:
Net income (loss)	$3,517
Add:
Interest expense, net	1,813
Depreciation and amortization expense	3,346
Changes to deferred revenue	4,116
Equity-based compensation expense	1,151
Non-cash contribution for general and administrative expense	1,157
Adjusted EBITDA	$15,100

Reconciliation of Adjusted EBITDA to Distributable Cash Flow:

Adjusted EBITDA	$15,100
Less:
Cash interest expense related to operating activities	1,481
Maintenance capital expenditures	158
Distribution equivalents(1)	174
Distributable cash flow	$13,287
Less:
Distributions(2)	11,001
Excess cash available	$2,286
(1) Represents distribution equivalent rights payable in cash in respect of the applicable period to the extent reflected as changes in equity.
(2) Represents distributions declared for the applicable period.

SOURCE: PennTex Midstream Partners, LP